EXHIBIT 10.2

PRODUCTION PAYMENT INTEREST PURCHASE AGREEMENT

This Production Payment Interest Purchase Agreement (this "Agreement") is entered into among Daybreak Oil and Gas, Inc., a Washington corporation (the "Company"), and the persons and entities (each individually a "Purchaser," and collectively, the "Purchasers") named on the Schedule of Purchasers attached hereto (the "Schedule of Purchasers").

WHEREAS, subject to the terms and conditions set forth herein, the Company wishes to issue and sell to the Purchasers, and the Purchasers wish to purchase from the Company, one or more interests in its production payments (as described herein) of the Company in exchange for the consideration (the "Consideration") set forth opposite each Purchaser's name on the Schedule of Purchasers.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.

Purchase and Sale of Production Payment Interest. In exchange for the Consideration paid by each Purchaser, the Company hereby sells and issues to such Purchaser, on the terms and conditions set forth in this Agreement, a percentage of the Company’s Subject Production Payments (such interest, a “Production Payment Interest”), calculated as follows:

1.1

Until such Purchaser shall have received payments totaling in the aggregate the Repayment Amount, such Purchaser’s Production Payment Interest shall be a percentage calculated by dividing such Purchaser’s Consideration by $1,300,000, and multiplying the quotient by 50%; provided, however, that if such Purchaser has not received payments totaling in the aggregate the Repayment Amount on or before the third anniversary of such Purchaser’s Effective Date, then from the third anniversary until such Purchaser shall have received payments totaling in the aggregate the Repayment Amount, such Purchaser’s Production Payment Interest shall be a percentage calculated by dividing such Purchaser’s Consideration by $1,300,000, and multiplying the quotient by 75%; and

1.2

Beginning when such Purchaser shall have received payments totaling in the aggregate the Repayment Amount, such Purchaser’s Production Payment Interest shall thereafter be a percentage calculated by dividing such Purchaser’s Consideration by $1,300,000, and multiplying the quotient by 8%.

1.3

Definitions.  As used herein:

(a)

“Effective Date” shall mean, with respect to each Purchaser, the date reflected on the Schedule of Purchasers for such Purchaser, which Effective Date shall be designated by the Company but may not be more than 30 days after the date on which such Purchaser paid the Consideration.

(b)

“Repayment Amount” shall mean an amount equal to such Purchaser’s Consideration plus an additional amount equal to 100% of such Consideration.

(c)

“Subject Production Payment” shall mean the revenue actually received by the Company to the extent of its working interest, from the sale of oil, gas and other minerals produced from Subject Wells, minus lease operating expenses and all gross production taxes, severance taxes, pipeline regulating taxes and ad valorem taxes (including ad valorem taxes on the production payment) or other similar costs or taxes now or hereafter levied and paid with respect to such oil, gas and other minerals.  Notwithstanding anything to the contrary contained herein, all payments pursuant to this Agreement shall be calculated only with respect to the Company’s working interest, as applicable.

(d)

“Subject Wells” shall mean wells drilled by the Company or its partners in California or Michigan during the time period beginning on the Effective Date and ending on the date that each Purchaser shall have received payments totaling in the aggregate its Repayment Amount.

2.

Timing of Production Payment Interest Payments.  No less frequently than once per month, the Company shall calculate and pay any accrued unpaid Production Payment Interests to the Purchasers.  Payments may be made in the form of a check mailed to the Purchaser at its address for notices set forth on such Purchaser’s signature page hereto, or other address as subsequently modified by written notice given in accordance with Section 8.5.

3.

Contractual Right.  Each Purchaser’s rights pursuant to this Agreement and its Production Payment Interest are contractual in nature.  This Agreement, and the Production Payment Interests, do not convey any interest in real property.

4.

Use of Proceeds.  The Company shall use all proceeds from the sale of the Production Payment Interests to repay indebtedness and to drill new well(s) in California or Michigan.

5.

Closings.  The closing of the sale of a Production Payment Interest in return for the Consideration paid by each Purchaser (each, a "Closing") will take place remotely via the exchange of documents and signatures with such Purchaser.  At each Closing, the Purchaser will deliver the Consideration and a copy of this Agreement executed by the Purchaser to the Company and the Company will deliver to the Purchaser a copy of this Agreement executed by the Company.  The Company may hold multiple Closings to accomplish the sales of Production Payment Interests to multiple Purchasers on the terms and conditions of this Agreement.  The Schedule of Purchasers may be updated by the Company from time to time to reflect the Purchasers who are party to this Agreement.

6.

Representations and Warranties of the Company. In connection with the transactions contemplated by this Agreement, the Company hereby represents and warrants to the Purchasers as follows:

6.1

Due Organization; Qualification and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington and has all requisite corporate power and authority to carry on its business as now conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify or to be in good standing would have a material adverse effect on the Company.

6.2

Authorization and Enforceability. All corporate action has been taken on the part of the Company and its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement. Except as may be limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors' rights, the Company has taken all corporate action required to make all of the obligations of the Company reflected in the provisions of this Agreement valid and enforceable in accordance with their terms.

7.

Representations and Warranties of the Purchasers. In connection with the transactions contemplated by this Agreement, each Purchaser, severally and not jointly, hereby represents and warrants to the Company as follows:

7.1

Authorization. Each Purchaser has full power and authority (and, if such Purchaser is an individual, the capacity) to enter into this Agreement and to perform all obligations required to be performed by it hereunder. This Agreement, when executed and delivered by each Purchaser, will constitute such Purchaser's valid and legally binding obligation, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors' rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

7.2

Purchase Entirely for Own Account. Each Purchaser acknowledges that this Agreement is made with such Purchaser in reliance upon such Purchaser's representation to the Company, which such Purchaser confirms by executing this Agreement, that the Production Payment Interest will be acquired for such Purchaser's own account, not as a nominee or agent (unless otherwise specified on such Purchaser's signature page hereto), and not with a view to the resale or distribution of any part thereof, and that such Purchaser has no present intention of selling, granting any participation in, or otherwise transferring or distributing the same. By executing this Agreement, each Purchaser further represents that such Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Production Payment Interest.

7.3

Disclosure of Information; Non-Reliance. Each Purchaser acknowledges that it has received all the information it considers necessary or appropriate to enable it to make an informed decision concerning a purchase of a Production Payment Interest. Each Purchaser further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Production Payment Interests. Each Purchaser confirms that the Company has not given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of the Production Payment Interest.  In deciding to purchase the Production Payment Interest, each Purchaser is not relying on the advice or recommendations of the Company and such Purchaser has made its own independent decision that the purchase of a Production Payment Interest is suitable and appropriate for such Purchaser.

7.4

Financial and Investment Experience. Each Purchaser acknowledges that it is able to fend for itself, can bear the economic risk of its purchase of a Production Payment Interest and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the Production Payment Interest.

8.

Miscellaneous.

8.1

Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement will inure to the benefit of, and be binding upon, the respective successors and assigns of the parties; provided, however, that the Purchaser may not assign its obligations under this Agreement without the written consent of the Company, which may not be unreasonably withheld; and the Company may not assign its obligations under this Agreement unless the successor agrees in writing to be bound by the terms and conditions hereof.  Further, the Company may not sell or assign any interest held by it in a Subject Well unless the purchasing party agrees to continue to pay the applicable Production Payment Interests with respect to such acquired interest.  This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns, and nothing herein, express or implied, is intended to or will confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

8.2

Choice of Law. This Agreement, and all matters arising out of or relating to this Agreement, whether sounding in contract, tort, or statute, will be governed by and construed in accordance with the internal laws of the State of Washington, without giving effect to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of Washington.

8.3

Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will be deemed to be one and the same agreement. Counterparts may be delivered via facsimile, email (including PDF or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method, and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

8.4

Titles and Subtitles. The titles and subtitles used in this Agreement are included for convenience only and are not to be considered in construing or interpreting this Agreement.

8.5

Notices. All notices, payments and other communications given or made pursuant hereto will be in writing and will be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by email if the recipient affirmatively acknowledges receipt; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications will be sent to the respective parties at the addresses shown on the signature pages hereto (or to such email address, facsimile number or other address as subsequently modified by written notice given in accordance with this Section 8.5).

8.6

Expenses. Each party will pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.

8.7

Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party will be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

8.8

Entire Agreement; Amendments and Waivers. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. The Company's agreements with each of the Purchasers are separate agreements, and the sales of the Production Payment Interests to each of the Purchasers are separate sales.

8.9

Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provisions will be excluded from this Agreement and the balance of the Agreement will be interpreted as if such provisions were so excluded and this Agreement will be enforceable in accordance with its terms.

8.10

Further Assurances. From time to time, the parties will execute and deliver such additional documents and will provide such additional information as may reasonably be required to carry out the terms of this Agreement and any agreements executed in connection herewith or therewith.

8.11

Waiver of Jury Trial. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER REPRESENTS AND WARRANTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

DAYBREAK OIL AND GAS, INC.

By:  /s/JAMES F. WESTMORELAND

Name:

James F. Westmoreland

Title: President and Chief Executive Officer

Address:

1101 N. Argonne Road
Suite A 211
Spokane Valley, WA

Date: 12/27/18

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

If an individual:
_________________________________ Name: Address:
Email Address:
Date:
If an entity:
_________________________________ By: _________________________ Name: Title: Address: Email Address: Date:

SCHEDULE OF PURCHASERS

Purchaser	Consideration	Effective Date

TOTAL	$